Wednesday January 2, 10:01 am Eastern Time

Press Release

SOURCE: DirectPlacement, Inc.
DirectPlacement Completes Purchase of PCS Securities

SAN DIEGO, Jan. 2 /PRNewswire/ -- DirectPlacement, Inc. (OTC Bulletin Board:
DPLM - news), a financial technology company and leading independent provider of financial research for institutional investors, today announced that it has completed its previously announced acquisition of PCS Securities, Inc. for $26 million in newly issued common shares.

The PCS division of DirectPlacement, which serves more than 500 institutional clients with more than 20 independent research products, will continue to be based in Seattle. It has annual revenues in excess of $15 million and annual operating income of approximately $3 million.

About DirectPlacement

DirectPlacement, Inc. is a financial technology company using advanced platforms to produce and deliver proprietary financial data and institutional services. The company distributes its data products on a subscription basis to analysts, investment bankers, institutional investors, and other financial professionals. The company's flagship platform, PlacementTracker.com, is the nationally recognized, accepted source of data on the PIPE (private investment in public equities) market. Through its wholly owned broker/dealer subsidiary, DP Securities, Inc., the company provides agency trading, independent research, and investment banking services for institutional investors. For more information, please visit the DirectPlacement Web site at http://www.directplacement.com or the PlacementTracker.com Web site at http://www.placementtracker.com .

Safe Harbor Statement:

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.